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                          BANKCARD MARKETING AGREEMENT


         This Bankcard Marketing Agreement (the "Agreement") is made and entered into this 2d day of October, 1997, by and between SERVICE ONE INTERNATIONAL CORPORATION, a South Dakota corporation, doing business as TCS Services, Inc. ("Marketer"), and FIRST NATIONAL BANK IN BROOKINGS ("Bank").

                                    RECITALS:

         WHEREAS, Bank is a duly registered principal member of VISA and MasterCard and, as such, is authorized to establish VISA and MasterCard credit card accounts; and

         WHEREAS, Marketer is in the business of providing certain services necessary for the marketing and application processing of MasterCard and VISA credit card programs; and

         WHEREAS, Bank desires to engage Marketer to provide the services set forth herein,

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Marketer and Bank agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.1 Definitions. The terms described below shall be defined as set forth herein:

         Account Agreement. Account Agreement means the agreement entered into between the Bank and Cardholders governing the terms and use of the Card and the Cardholder Account.

         Bankcard Program. Bankcard Program means the solicitation, marketing, administration, supervision and processing of the Cards, Cardholder Accounts and applications pursuant to this Agreement.

         Card.  Card means any VISA or MasterCard credit card issued by Bank.

         Cardholder. Cardholder means a person who has been issued a Card by Bank and any person who is an authorized user of such Card.

         Cardholder Account. Cardholder Account means any credit line provided by Bank which is accessed through a Card.

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         ISO. An independent sales organization selected by Bank and licensed by
VISA and/or MasterCard for the purpose of marketing Cardholder Accounts.

         IMO. An independent marketing, membership, or advertising organization recommended by Marketer and approved by Bank to provide materials or market credit card services for Bank.

         MasterCard. MasterCard means MasterCard International, Inc., a Delaware corporation.

         Processor. Processor means any organization engaged in the business of providing data processing services for bank card systems.

         Regulatory Authority. Regulatory Authority means any agency or entity which shall have jurisdiction over the Bank's activities with respect to their credit card program and shall include but not be limited to: the Office of the Comptroller of the Currency, Office of Thrift Supervision, the Federal Reserve Board, the Federal Deposit Insurance Corporation, VISA, MasterCard, or other state or federal regulatory agencies.

         Rules and Regulations. Rules and Regulations means all federal and state statutes, regulations interpreting the same, orders or requirements of any Regulatory Authority having jurisdiction over Bank or Marketer, and VISA and/or MasterCard Bylaws and Operating Regulations, as any such statutes, regulations, requirements, orders, or bylaws may be amended or in effect from time to time during the term of this Agreement.

         VISA.  VISA means VISA USA, Inc., a Delaware corporation.

                                   ARTICLE II.

                          MARKETING OF BANKCARD PROGRAM

         Section 2.1 Duties of Marketer. Bank hereby appoints Marketer as its marketing and sales representative to market VISA and MasterCard credit cards to prospective Cardholders in accordance with this Agreement. Marketer shall locate prospective Cardholders that Marketer believes to be likely candidates for the Bankcard Program. Marketer shall obtain such information and documentation as Bank may reasonably require on each prospective Cardholder, including an oral or written application for a Cardholder Account (with written applications being signed by the prospective Cardholder), such applications to be in a form acceptable to Bank. Marketer agrees that it shall record each oral application for a Cardholder Account. In addition, Marketer shall perform all application processing services for the Bankcard Program, including the management of the application process, the evaluation of the creditworthiness

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of Card applicants, the collection of application fees (if any), notifications of denial of applications, and other related services. All application processing shall be performed by Marketer in accordance with applicable Rules and Regulations. In evaluating Card applications on behalf of Bank, Marketer shall apply the underwriting criteria approved by Bank, a copy of which is attached hereto and incorporated herein by reference as Exhibit A (the "Credit Criteria and Standards"). Marketer shall also provide to Bank all credit information and documentation in its possession that Bank may reasonably request with respect to any applicant.

         Section 2.2 Underwriting Criteria. Marketer and Bank have developed the Credit Criteria and Standards applicable to the issuance of Cards. Bank shall have the right to approve, disapprove or modify the Credit Criteria and Standards and the policies and procedures used in connection with the solicitation and evaluation of potential cardholders to ensure the safety and soundness of Bank and the Bankcard Program.

         Section 2.3 Bank to Approve All Cardholder Accounts. Marketer acknowledges that approval of an application for a Cardholder Account creates a customer relationship between Bank and Cardholder which involves, among other things, the extension of credit, the collection of payments and disbursements of funds to process and settle credit card transactions. Bank shall, in its sole discretion, make the final decision as to whether or not to approve or decline any Card application submitted to Bank in accordance with this Agreement.

         Section 2.4 Ownership of Cards and Cardholder Accounts; Separate Portfolio of Cards. All Cards, Cardholders, Cardholder Accounts, Account Agreements and all related records shall be and remain the sole and exclusive property of Bank, except as otherwise agreed by the parties in that certain Purchase Agreement of even date herewith. Cards issued in connection with applications procured through the efforts of Marketer or an IMO shall be segregated from other credit cards issued by Bank and held by Bank in a separate credit card portfolio with a BIN and ICA established for the sole and exclusive use of Marketer.

         Section 2.5 Other Marketing Organizations. Marketer may establish contractual relationships with IMOs to market Cards on behalf of Marketer and Bank. Each IMO must enter into a separate written agreement with Marketer, in form and substance reasonably satisfactory to Bank, which provides that such IMO will comply with all Rules and Regulations and the terms of this Agreement in providing such services. All costs and fees incurred by Marketer or any IMO in connection with this Section 2.5 shall be the responsibility of Marketer and such IMO.

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         Section 2.6 Compliance with Rules and Regulations. Bank and Marketer each represents and warrants to the other that it is familiar with the requirements of all applicable consumer protection laws and covenants, as well as all Rules and Regulations, and agrees that it will comply with all such Rules and Regulations, now and in the future. Marketer shall be responsible for causing the Bankcard Program to be in compliance with all Rules and Regulations.

         Section 2.7 Marketing Materials. Marketer shall use only such marketing or advertising materials approved in writing by Bank that comply with this Agreement and with all Rules and Regulations. Marketer shall keep such materials updated as necessary to assure continued compliance with all such Rules and Regulations. Marketer will cooperate and cause each IMO to cooperate with Bank to the end that all required disclosures are made to prospective Cardholders and that no statements inconsistent with law or the credit card criteria shall be made to prospective Cardholders. No such material may identify Marketer unless Marketer is prominently identified as an ISO of Bank and, if appropriate, as the owner of previously charged-off debts. Marketer and all IMOs must identify Bank as the issuing bank when marketing applications for Cards, whether by telephone or in person.

         Section 2.8 Card Pricing. Marketer shall consult with Bank as to the terms and conditions of the Bankcard Program, including:

         (a)      the amount of any rebate to be paid to Cardholders, if any;

         (b) the interest rate and balance computation method to be applied to Cardholder Accounts;

         (c)      the annual account fee to be paid by Cardholders; and

         (d)      other fees to be imposed on Cardholders.

         Section 2.9 System Changes and Operating Instructions. Bank and Marketer shall jointly develop, subject to the Bank's final approval, operating instructions governing the operation of the marketing and application processing services provided by Marketer pursuant to this Agreement. Marketer shall not, without giving prior notice to and obtaining approval of Bank, initiate modifications of, additions to, or substitutions for practices and procedures for delivering services to Bank where such change materially affects Bank's procedures or reporting with respect to Bank's credit card program. Bank may request, in writing, modifications to the operating instructions to meet its

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requirements, and Marketer shall promptly make such modifications.

         Section 2.10 Inspection. Information and records concerning Cardholders or Card applications in the possession of Marketer shall be available for inspection and audit by representatives of Bank and by applicable Regulatory Authority upon reasonable notice and during normal business hours. All out of pocket and incidental expenses incurred by either party to accommodate inspection activities shall be paid for by the party requesting the inspection activities.

         Section 2.11 Cardholders Product and Service Offerings. Marketer shall have the right, at its expense, to solicit Cardholders with offerings of products and services and to insert offerings in monthly Cardholder statements subject to the prior approval of Bank. Bank shall not knowingly market to Cardholders any product or service, or contact Cardholders for any purpose unrelated to the oversight and administration of the Marketer Card Portfolio without Marketer's prior written approval.

         Section 2.12  Bankcard Program Expenses.

         (a) As between Bank and Marketer, unless otherwise agreed by the parties (whether pursuant to the Purchase Agreement of even date herewith between the parties or otherwise), Bank shall at all times be solely responsible for all costs associated with the operation of its credit card program which shall include, but not be limited to: costs of Card manufacturing; costs of printing Account Agreements, billing statements, and other Bank statement messages; amounts outstanding under Cardholder Accounts charged off as credit losses, such as losses sustained as a result of a Cardholder's bankruptcy or refusal to pay, a lost or stolen Card, or fraud; other losses, including losses resulting from violations of Rules and Regulations, VISA or MasterCard fines, or violations of Account Agreements; Processor fees and Processor pass through expenses; MasterCard and/or VISA license fees, quarterly assessments, warning bulletin expenses, and any other fees or special assessments.

         (b) Marketer shall at all times be solely responsible for all costs associated with the marketing and solicitation of new applicants and the processing of applications which shall include, but not be limited to: direct mail marketing costs, radio (if any), television (if any), print media costs, credit bureau reports, and other such costs associated with normal operation of its obligations hereunder. Marketer shall

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                  also be solely responsible for all fees payable by Marketer
                  (and its IMO's and agents) to VISA and MasterCard in connection with its registration (and the registration of its IMO's and agents) as an ISO with such organizations.

                                  ARTICLE III.

                                 INDEMNIFICATION

         Section 3.1 Bank Indemnification of Marketer. Bank agrees to indemnify and save Marketer harmless from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys fees, that may arise from the acts or omissions of Bank or Bank's breach of the terms and conditions of this Agreement unless such claims, actions, liability, judgments, damages, costs and expense, result from (i) the negligence or willful misconduct of Marketer, or (ii) the failure of Marketer to apply the underwriting criteria approved by Bank. Notwithstanding the foregoing, in no event shall Bank be liable to Marketer for any losses suffered by Marketer as a result of the uncollectibility of a Cardholder Account or fraud committed by persons other than Bank.

         Section 3.2 Marketer Indemnification of Bank. Marketer agrees to indemnify and save Bank harmless from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys fees, that may arise from the acts or omissions of Marketer and/or any IMO under contract with Marketer, or from Marketer's breach of the terms and conditions of this Agreement unless such claim, action, liability, judgments, damages, costs and expenses result from the negligence or willful misconduct of Bank.

         Section 3.3 Notification. Each party shall promptly notify the other of any suit or threat of suit of which that party becomes aware (except with respect to a threat of suit one party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party will be entitled to participate in the settlement or defense thereof. The indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit or proceeding.

         Section 3.4 Survival. The terms of this Article III shall survive the expiration or earlier termination of this Agreement.

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                                   ARTICLE IV.

                                   TERMINATION

         Section 4.1 Term. The initial term of this Agreement shall be for a period of one (1) year, commencing on the date of this Agreement, provided that this Agreement shall automatically renew for successive one (1) year periods unless one party provides to the other party a notice of non-renewal at least sixty (60) days prior to the end of the initial term or any subsequent renewal term.

         Section 4.2 Termination. Notwithstanding the foregoing, either party may terminate this Agreement as follows:

         (a) Either party may terminate this Agreement with or without cause upon giving the other party sixty (60) days' written notice.

         (b) Either party may terminate this Agreement upon thirty (30) days' written notice if the other party has materially breached this Agreement and does not cure the breach within ten (10) days of the notice or, in the event of a breach that cannot be cured within ten (10) days, has not in good faith commenced to cure the breach within ten (10) days of such notice.

         (c) Either party may terminate this Agreement immediately upon written notice to the other party if a Regulatory Authority demands that this Agreement be modified or terminated.

         This Agreement shall terminate immediately upon the termination of the Purchase Agreement of even date herewith between Bank and Marketer.

                                   ARTICLE V.

                            CONFIDENTIAL INFORMATION

         Section 5.1 Confidential Information. In performing their obligations pursuant to this Agreement, each party may have access to and receive disclosure of certain confidential information about the other party or parties, including without limitation, the terms and conditions of this Agreement, the names and addresses of a party's customers or members, marketing plans and objectives, research and test results, and other information which is confidential and the property of the party disclosing the information ( "Confidential Information"). Confidential Information shall not include information in the public domain. Bank and Marketer agree that Confidential Information shall be used by each party solely in the performance of its obligations

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under this Agreement. Each party shall receive Confidential Information in confidence and not disclose Confidential Information to any third party, except as may be necessary to perform its obligations hereunder or as may be otherwise agreed in writing by the party furnishing the information. Upon request or upon any expiration or termination of this Agreement, each party shall return to the other party or destroy (as the latter may instruct) all of the latter's Confidential Information which is in written or other recorded form, including data stored in any computer medium. Confidential Information shall include, without limitation, any and all marketing materials, status and performance reports, customer information, Card information, operating manuals and guides, internal memoranda, and other information relating to the marketing and servicing of any Marketer Card Portfolio established pursuant to this Agreement. Notwithstanding the foregoing, the Confidential Information may be disclosed (i) to the parties' respective agents, employees and representatives that agree to be bound by the terms and conditions hereof, and (ii) as may be required by legal process, applicable law or regulatory authorities with jurisdiction over the parties hereto.

         Section 5.2 Protective Agreements. Each party shall require each subcontractor having access to Confidential Information to agree in writing to be bound by the provisions of this Article V prior to disclosure to such subcontractor of any Confidential Information. Such party shall keep and maintain such protective agreements and shall promptly provide the other parties with copies thereof upon request.

         Section 5.3 Survival. The terms of this Article shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE VI.

                               GENERAL PROVISIONS

         Section 6.1  Disclosure.

         (a) Each party shall promptly notify the other of any action, suit or proceeding, facts or circumstances, or the prospect or threat of the same, which might materially adversely affect either party's ability to perform this Agreement.

         (b) Each party warrants and represents to the other that there are no suits, actions, or legal, administrative, arbitration, or other proceedings or government investigations pending against either party or its parent or affiliates, or its officers, directors, or employees or, to the knowledge of either party, threatened against Marketer or Bank or its parent or

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                  affiliates, or its officers, directors, or employees, that have not been previously disclosed in writing, and which might materially adversely affect the financial condition of Marketer or Bank, or the ability of Marketer or Bank to perform this Agreement.

         Section 6.2 Due Incorporation and Legal Authority. Marketer warrants and represents to Bank that it is duly organized and existing as of the date this Agreement is executed, that all necessary consents and approvals have been duly obtained, and that this Agreement does not conflict with any provision of any applicable federal or state laws or regulations or any agreement binding Marketer or its property or affairs.

         Section 6.3 Licenses. Bank hereby agrees to maintain, at its sole expense, a principal license with VISA and/or MasterCard and to pay any fees, dues, or assessments associated therewith. Except as otherwise agreed by the parties in that certain Purchase Agreement of even date herewith, Bank shall be entitled to all income distributions from VISA and MasterCard to its members.

         Section 6.4 Relationship of the Parties. Bank and Marketer agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venture or any association for profit between and among Bank and Marketer.

         Section 6.5 Governing Law. Except as preempted or controlled by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota.

         Section 6.6 Severability. In the event that any part of this Agreement is ruled by any court or administrative or regulatory agency to be invalid or unenforceable, then this Agreement shall be automatically modified to eliminate that part which is affected thereby. The remainder of this Agreement shall remain in full force and effect.

         Section 6.7 Survival of Covenants, Warranties and Agreements. All representations, warranties and agreements made by the parties hereto shall not merge into any document associated herewith and shall survive and continue throughout the term of this Agreement and shall be enforceable at law or in equity against such party, its successors and assigns.

         Section 6.8 Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the parties hereto and their respective

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successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall not be assigned or transferred by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that (a) Marketer may assign its rights hereunder to its wholly-owned subsidiary without the written consent of Bank provided that such assignment shall not extinguish or limit Marketer's liabilities or obligations under this Agreement, including, without limitation, the indemnification obligations under Article III hereof and (b) Bank may assign its rights and obligations hereunder to its affiliate without the written consent of Marketer.

         Section 6.9 Notices. All notices, requests, and approvals required by this Agreement (i) shall be in writing, (ii) shall be addressed to the parties as indicated below unless notified in writing of a change in address, and (iii) shall be deemed to have been given either when personally delivered or when sent by regular United States mail, in which event it shall be sent postage prepaid upon delivery thereof, as follows:

         To Bank:        First National Bank in Brookings
                         2220 Sixth Street
                         P.O. Box 6000
                         Brookings, SD  57006
                         Attn:  Card Center Manager

         To Marketer:    TCS Services, Inc.
                         P.O. Box 5217
                         Sioux Falls, SD 57117-5217
                         Attn:  President

         Section 6.10 Waiver. None of the parties shall be deemed to have waived any of its rights, powers, or remedies hereunder unless such waiver is approved in writing by the waiving party.

         Section 6.11 Amendments. This agreement may be amended or otherwise changed only in writing, signed by both parties.

         Section 6.12 Counterparts. This Agreement may be executed and delivered by the parties hereto in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 6.13 Headings. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

         Section 6.14 Non-Exclusivity. This Agreement is a non-exclusive bankcard marketing agreement between the parties, and

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the parties hereto may enter into similar agreements with other persons or entities at any time.

         Section 6.15 Binding Arbitration. Any disputes arising hereunder shall be submitted by the parties to binding arbitration to be conducted in the State of South Dakota by a qualified, mutually acceptable arbitrator in accordance with the rules governing commercial disputes established by the American Arbitration Association. Any decision by the arbitrator shall be binding and final on all parties. Use of the arbitration procedure under this Section shall be the exclusive method of resolving disputes under this Agreement, unless otherwise agreed by the parties. The parties agree that a court located in the State of South Dakota may enter judgment upon any award made pursuant to a decision of the arbitrator.

         Section 6.16 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous agreements, discussions, representations or understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date set forth above.

                              MARKETER:


                              SERVICE ONE INTERNATIONAL CORPORATION


                              By  /s/  Kevin T. Riordan
                                  ---------------------------------
                                       Its President
                                           ------------------------


                              BANK:

                              FIRST NATIONAL BANK IN BROOKINGS


                              By  /s/  [Illegible]
                                  ---------------------------------
                                       Its Executive Vice President
                                           ------------------------


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                         GUARANTY OF CREDIT STORE, INC.

         The undersigned hereby guarantees the prompt payment and performance of each of Marketer's obligations to Bank under this Agreement. This shall be an absolute, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection. No set-off, counterclaim, recoupment, reduction or diminution of any obligation, or any defense of any kind or nature which the undersigned may have against Marketer, Bank, or any other party, shall be available to, or shall be asserted by, the undersigned against Bank or Bank's successors or assigns.

         Notice of the acceptance of this guaranty, of nonpayment of Marketer's obligations, of protest, demand or other remedy availed of hereunder is expressly waived.

         The undersigned hereby expressly consents to any renewal or extension of this Agreement and no notice of any renewal or extension of this Agreement need be given to the undersigned.

         This Guaranty shall be binding upon the undersigned and upon its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

         Dated as of the date first written above.

                              CREDIT STORE, INC.,
                              a Delaware corporation



                              By  /s/  Kevin T. Riordan
                                  ---------------------------------
                                       Its President
                                           ------------------------